UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Exchange Act of 1934

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AMPAL-AMERICAN ISRAEL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMPAL-AMERICAN ISRAEL CORPORATION
10 ABBA EVEN ST.
ACKERSTEIN TOWER C,9TH FLOOR
P.O.BOX 12215
HERZLIYA, ISRAEL 46733

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON NOVEMBER 5, 2008

Dear Shareholder:

        You are cordially invited to attend the annual meeting (the “Annual Meeting”) of the shareholders of Ampal-American Israel Corporation (the “Company” or “Ampal”) which will be held at the offices of Bryan Cave LLP, 1290 Avenue of the Americas, 35th floor, New York, NY 10104, on November 5, 2008, at 10:00 a.m., local time, to consider and act upon the following matters:

1.	To elect nine (9) directors to the Board of Directors of the Company to hold office for one year terms and until their respective successors shall be elected and qualified;

2.	To ratify the appointment of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2008;

3.	To transact such other business as may properly come before said meeting or any adjournment(s) or postponement(s) thereof.

        Information regarding the matters to be acted upon at the Annual Meeting is contained in the accompanying Proxy Statement.

        The Board of Directors of the Company has fixed the close of business on October 6, 2008 as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) or postponement(s) thereof.

        Please vote, date, sign and mail the enclosed Proxy in the return envelope. You will not need postage if you mail it from within the United States. A prompt response will be helpful and appreciated.

By Order of the Board of Directors, YOSEF A. MAIMAN Chairman, President and Chief Executive Officer

Tel Aviv, Israel
October 17, 2008

YOUR VOTE IS IMPORTANT. PLEASE VOTE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY, FOR WHICH A RETURN ENVELOPE IS PROVIDED, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

AMPAL-AMERICAN ISRAEL CORPORATION

PROXY STATEMENT
for
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON NOVEMBER 5, 2008

        This Proxy Statement is being furnished to the holders of Class A Stock, par value $1.00 per share (the “Class A Stock”), of Ampal-American Israel Corporation (the “Company” or “Ampal”) in connection with the solicitation of proxies by the Board of Directors (the “Board” or “Board of Directors”) for use at the annual meeting of the shareholders of the Company to be held on November 5, 2008, and at any adjournment(s) or postponement(s) thereof (the “Annual Meeting”). The mailing address of our principal executive office is 10 Abba Even St., Ackerstein Tower C, 9th Floor, P.O.Box 12215, Herzliya, Israel 46733. This Proxy Statement and enclosed proxy card are first being mailed to the shareholders of the Company entitled to vote at the Annual Meeting on or about October 17, 2008. In an effort to present the information contained in this Proxy Statement in a clear manner, the Company has decided to use a question and answer format.

Q:	What am I voting on?

        The election of Ampal’s nine directors for one-year terms and the ratification of the appointment of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited (“Kesselman & Kesselman”), as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2008.

Q:	Who is entitled to vote?

        Holders of the Class A Stock as of the close of business on October 6, 2008 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, the Company had 58,086,165 shares of Class A Stock outstanding (excluding treasury shares). Each shareholder is entitled to one vote for each share of Class A Stock held on the Record Date. The Class A Stock does not have cumulative voting rights.

Q:	How can I get a copy of Ampal’s annual report on Form 10-K?

        Upon request, the Company will provide, without charge to any shareholder entitled to vote at the Annual Meeting, a copy of Ampal’s annual report on Form 10-K to the Securities and Exchange Commission (the “SEC”) for the fiscal year ended December 31, 2007. Such request should be made to the Secretary of the Company at the address shown on the accompanying Notice of Annual Meeting of Shareholders. The Company’s annual report on Form 10-K, as well as its other filings with the SEC, are available via the Internet at the Company’s website at http://www.ampal.com and at the SEC’s website at http://www.sec.gov.

Q:	How can I review Ampal's financial statements for the fiscal year ended December 31, 2007?

        A copy of Ampal’s 2007 annual report on Form 10-K containing the Company’s audited financial statements for the fiscal year ended December 31, 2007 has been mailed with this Proxy Statement to all holders of Class A Stock entitled to vote at the Annual Meeting on or about October 17, 2008.

Q:	Who are the principal shareholders of Ampal and how will they vote?

        As of the Record Date, a group of shareholders (the “Controlling Shareholder Group”) consisting of Yosef A. Maiman, Ohad Maiman, Noa Maiman, and Yoav Maiman, and the companies Merhav (M.N.F.) Ltd. (“Merhav”), De Majorca Holdings Ltd. (“De Majorca”) and Di-Rapallo Holdings Ltd. (“Di-Rapallo”) beneficially owns approximately 59.7% of the voting power of our Class A Stock. The Controlling Shareholder Group was formed in recognition of the Maiman family’s strong connection with the Company and in furtherance of the group’s common goals and objectives as shareholders, including the orderly management and operation of the Company. By virtue of its ownership of Ampal, the Controlling Shareholder Group is able to control our affairs and to influence the election of the members of our board of directors. (See the sections below entitled “Security Ownership of Certain Beneficial Owners” and “Security Ownership of Management” for more details regarding the principal shareholders.) The Controlling Shareholder Group has advised the Company that it will vote in favor of the Board’s slate of nominees for directors and in favor of the ratification of the appointment of Kesselman & Kesselman as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2008.

Q:	Who is bearing the cost of preparing this Proxy Statement?

        The cost of preparing, assembling and mailing the Notice of Annual Meeting of Shareholders, this Proxy Statement and the proxy card is being borne by the Company. The Company will also reimburse brokers who are holders of record of shares of the Company for their expenses in forwarding proxies and proxy soliciting material to the beneficial owners of the shares held by them.

Q.	Besides shareholders, who else will attend the Annual Meeting?

        Some of the directors of Ampal, senior management of Ampal and representatives of Mellon Investor Services, the Company’s transfer agent, will be present at the Annual Meeting. Additionally, representatives of Kesselman & Kesselman, whom the Audit Committee has appointed to be its independent registered public accounting firm for the fiscal year ending December 31, 2008, are expected to be present and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

Q:	What constitutes a quorum?

        The holders of record of one-third of the outstanding Class A Stock entitled to vote at any meeting of shareholders shall constitute a quorum for the Annual Meeting. A quorum of shares of Class A Stock outstanding (excluding treasury shares) as of the Record Date therefore equals 19,362,055 shares of Class A Stock. All votes will be tabulated by the inspector of elections appointed for the meeting. The inspector of elections will also determine whether or not a quorum is present. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.

Q:	How do I vote using the proxy?

        Sign your name exactly as it appears in the proxy, and return it in the enclosed prepaid envelope. IF YOU SIGN YOUR PROXY BUT DO NOT INDICATE YOUR VOTING PREFERENCES, YOUR VOTE WILL BE COUNTED FOR ALL OF THE BOARD’S NOMINEES FOR DIRECTORS AND THE RATIFICATION OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. THE PROXIES, IN THEIR DISCRETION, ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

Q:	May I revoke my proxy?

        A proxy may be revoked at any time before it is exercised at the Annual Meeting by notifying the Company’s Secretary in writing or by returning a later-dated proxy. You may also revoke your proxy by voting in person at the meeting (although your attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy).

Q:	How many votes are needed for the election of a director?

        The election of a nominee director requires a plurality of the votes cast by the holders of shares present in person or represented by proxy at the Annual Meeting. Proxies cannot be voted for a greater number of persons than the number of nominees listed in the Proxy Statement. The Board of Directors of Ampal unanimously recommends the election of the following persons to the Board of Directors: Yosef A. Maiman, Leo Malamud, Dr. Joseph Yerushalmi, Dr. Nimrod Novik, Yehuda Karni, Eitan Haber, Menahem Morag, Erez Meltzer and Yossi Geva. Set forth below in this Proxy Statement is information about each nominee, including biographical data for at least the last five years.

Q:	How many votes are needed for the ratification of the appointment of Kesselman &Kesselman as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2008?

        The ratification of the appointment of Kesselman & Kesselman as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2008 requires a plurality of the votes cast by the holders of shares present in person or represented by proxy at the Annual Meeting. The Board of Directors of Ampal unanimously recommends the ratification of the appointment of Kesselman & Kesselman as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

Q:	How will abstentions and broker non-votes be treated with respect to the proposals to be voted upon at the Annual Meeting?

        Abstentions and broker non-votes (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which the broker or nominee is not empowered to vote on a particular matter) will have no effect on the outcome of these proposals.

Q:	Will any other matters be brought before the Annual Meeting?

        Management does not presently know of any other matters which will be brought before the Annual Meeting. If, however, other matters requiring the vote of the shareholders, not now known or contemplated, do properly come before the meeting or any adjournment or postponement thereof, it is the intention of the persons named in the proxy to vote the proxies held by them in accordance with their judgment in such matters.

THE FOLLOWING QUESTIONS AND ANSWERS RELATE TO THE NOMINEES FOR
ELECTION TO THE BOARD OF DIRECTORS

Q:	How many directors does Ampal have?

        The Company’s By-Laws provide that the entire Board shall be constituted of not less than three and not more than 29 persons, with the actual number serving set by the Board. In connection with the nomination of the persons listed below to the Board of Directors, the Board set the number of directors at nine. The Board recommends that the shareholders elect the nine persons nominated by the Board.

Q:	Who recommended the Company’s slate of nominees?

        All of the nominees for directors were nominated by the Board and recommended by management.

Q:	Who are the Board’s nominees for directors?

        The following is a description of each of the nominees for director setting forth their ages, their principal occupations and employment during the past five years and their tenure on the Board.

Name	Age	Position with Ampal	Director Since

Yosef A. Maiman	62	Chairman of the Board, Director,
		President and CEO	2002

Leo Malamud	56	Director	2002

Dr. Joseph Yerushalmi	70	Director	2002

Dr. Nimrod Novik	62	Director	2006

Yehuda Karni	79	Director	2002

Eitan Haber	68	Director	2002

Menahem Morag	57	Director	2004

Yossi Geva	48	Director Nominee	N/A

Erez I. Meltzer	51	Director Nominee	N/A

        YOSEF A. MAIMAN, 62, has been the Chairman of the Board of Ampal since April 25, 2002 and President and Chief Executive Officer of Ampal since October 1, 2006. Mr. Maiman has been President and Chief Executive Officer of Merhav, one of the largest international project development companies based in Israel, since its founding in 1975. Mr. Maiman is the Chairman of the Board of Directors of Gadot Chemical Tankers and Terminals Ltd. (“Gadot”). Mr. Maiman is also the Chairman of the Board of Directors of Channel 10 Ltd. (“Channel 10”), a commercial television station in Israel, a director of Eltek, Ltd. (“Eltek”), a developer and manufacturer of printed circuit boards and Honorary Consul to Israel from Peru. Mr. Maiman is also a member of the Board of Trustees of the Tel Aviv University, Chairman of the Israeli Board of the Jaffee Center for Strategic Studies at Tel Aviv University, a member of the Board of Governors of Ben Gurion University, and the Chairman of the Board of Trustees of the International Policy Institute for Counter Terrorism.

        LEO MALAMUD, 56, has been a director of Ampal since March 6, 2002. Since 1995 Mr. Malamud is Senior Vice President of Merhav. Mr. Malamud is also a Director of Gadot, Channel 10, 10 News Ltd. and Nana 10 Ltd.

        Dr. JOSEPH YERUSHALMI, 70, has been a director of Ampal since August 16, 2002. Since 1995 Mr. Yerushalmi has been Senior Vice President – Head of Energy and Infrastructure Projects of Merhav. Mr. Yerushalmi is also a Director of Gadot.

        Dr. NIMROD NOVIK, 62, has been a director of Ampal since September 19, 2006. Dr. Novik has been Senior Vice President of Merhav since 1995, responsible for Middle East projects (including the MIDOR petroleum refinery in Egypt and the current East Mediterranean Gas Co. S.A.E. (“EMG”) project for the export of Egyptian natural gas to Israel) as well as for corporate and government relations. He is a member of the board of EMG and of Channel 10 and 10 News Ltd. Mr. Novik is a former advisor to the Israeli National Security Council as well as to several members of the Israeli cabinet, and a former Special Ambassador of the State of Israel as well as Chief Advisor on Foreign Policy to Israel’s Prime Minister and Minister of Foreign Affairs.

        YEHUDA KARNI, 79, has been a director of Ampal since August 16, 2002. Mr. Karni was a senior partner in the law firm of Firon Karni Sarov & Firon, from 1961 until his retirement in 2000.

        EITAN HABER, 68, has been a director of Ampal since August 16, 2002. Mr. Haber was the Head of Bureau for the former Prime Minister of Israel, Yitzhak Rabin, from July 1992 until November 1995. Since 1996, Mr. Haber has been the President and Chief Executive Officer of Geopol Ltd., which represents the Korean conglomerate Samsung Aircraft and Industries in Israel and the Middle East. Since 2001, Mr. Haber has also served as CEO of Kavim Ltd., a production and project development company. Mr. Haber is a member in the Board of Directors of Africa Israel Ltd. and “Israel Experience Co.”

        MENAHEM MORAG, 57, has been a director of Ampal since January 27, 2004. From 1996 to 1999 Mr. Morag was the Head of Finance and Budget at the Israeli Prime Minister’s office in Tel Aviv. From 1999 to 2001, Mr. Morag was the Controller and Ombudsman at the Israeli Prime Minister’s office in Tel Aviv. From 2001 to 2003, Mr. Morag was the Head of Human Resources Department at the Israeli Prime Minister’s office in Tel Aviv. Since 2003 until 2006, Mr. Morag served as the Head of the Council of the Pensioners Association of the Israeli Prime Minister’s office in Tel Aviv. Mr. Morag has also served as a director in Palram Industries from 2004 until 2006, and from 2005 until 2006 he was the CEO of Keren-Shemesh Foundation for the Encouragement of Young Entrepreneurs. Since 2006 Mr. Morag serves as a Deputy General Manager – Head of Resources Division of Union Bank of Israel Ltd. and as a director in several of the subsidiaries of Union Bank of Israel Ltd.

        YOSSI GEVA, 48, has been the CEO of Milchan Group Israel since January 1, 2001, a company that represents multinational agricultural corporations, is a distributor of automobiles in Israel and represents, in Israel, Dupont’s products for the pre-printing industry. Since 2005, Mr. Geva has been a director at Channel 10. Since 2007, Mr. Geva has been Co-manager at a new energy project in Israel for producing electricity in Pumped Storage Station at the Gilboa Mt. in Israel.

        EREZ I. MELTZER, 51, Mr. Meltzer has been appointed to the position of Executive Vice Chairman of Gadot Group. From 2006 to 2007 , Mr. Meltzer was the CEO of Africa Israel Group, one of the largest operating holdings conglomerate in Israel with global business in real estate, construction & infrastructure, energy, industries and financial services. From 2002 to 2006, Mr. Meltzer was the President & CEO of Netafim, the world leader in advanced irrigation based solutions and agro water technologies. From 1999 to 2001, Mr. Meltzer was the President and CEO of CreoScitex, a digital printing equipment company. Mr. Meltzer served as a colonel in the Israeli Defense Forces – Armored Corps. reserves. Mr. Meltzer is the Chairman of the Lowenstein Hospital Friends Association since 1999, and the honorary chairman of the Israeli Chapter of YPO (the Young Presidents Organization).

Q:	What happens if a nominee becomes unavailable for election?

        In case any nominee should become unavailable for election to the Board for any reason, the persons named in the proxy will have discretionary authority in that instance to vote the proxies for a substitute.

Q:	How long will each director serve?

        Each director will serve for a term of one year and until his successor shall be elected and qualified.

Q:	What type of compensation do directors receive?

        Directors of Ampal (other than Mr. Maiman) received $1,500 per Board meeting attended in 2007 and commencing in January 2008 currently receive $2,000 per Board meeting attended. Directors of Ampal also receive the same amount for attendance at meetings of committees of the Board, provided that such committee meetings are on separate days and on a day other than the day of a regularly scheduled Board meeting.

        For attending Special Committee, Audit Committee and Executive Committee meetings Mr. Karni, the Chairman of the Special and the Audit Committee, was entitled to $30,000 per year in 2007. Each of Mr. Haber and Mr. Morag were entitled to $20,000 per year in 2007 and commencing in January 2008 Mr. Karni is entitled to $40,000 per year, and Mr. Haber and Mr. Morag are entitled to $30,000 per year, for attending Special Committee and Audit Committee meetings.

        In connection with the formation of the Special Committee on October 28, 2004, the Company entered into an Indemnification and Compensation Agreement with each of Messrs. Karni, Haber and Morag. In consideration for serving as a member of the Special Committee, the Company has agreed pursuant to the terms of the Indemnification and Compensation Agreement, among other things, to indemnify and hold harmless each Director with respect to his service on, and any matter or transaction considered by, the Special Committee to the fullest extent authorized or permitted by law. A copy of the form of this Indemnification and Compensation Agreement is attached as Exhibit 10j to this Report.

        On September 3, 2007, the Stock Option and Compensation Committee of the Board approved the grant, pursuant to the Company’s 2000 Incentive Plan to each of Eitan Haber, Yehuda Karni and Menahem Morag, the Company’s non-employee directors, an option to purchase 90,000 shares of the Company’s Class A Stock. All of the foregoing options have an exercise price of $5.35 per share and will vest in equal installments beginning on December 12, 2007 and each three month anniversary thereafter. Additionally, the exercise price of these options may only be paid by the holders by having the Company withhold from the underlying option stock the number of shares having a fair market value equal to the exercise price.

Director Compensation
For Fiscal Year Ended December 31, 2007

Name	Fees Paid in Cash ($)	Option (1) Award ($)	Total ($)

Yehuda Karni (2)(3) (8)	46,500	53,720	100,220
Menahem Morag (2)(4) (8)	25,500	53,720	79,220
Eitan Haber(2)(3) (8)	27,000	53,720	80,720
Leo Malamud(5) (8)	7,500	17,748	25,248
Dr. Yossi Yerushalmi (6) (8)	12,000	47,329	59,329
Dr. Nimrod Novik (7) (8)	12,000	106,490	118,490
Jack Bigio	6,000	-	6,000

(1) Represents the compensation cost in 2007 in accordance with SFAS 123(R) for stock options.

(2) In fiscal year 2007, Messrs. Karni, Morag and Haber were each granted an option to purchase 90,000 shares of our Class A Stock, each with a grant date fair value of $204,598. In fiscal 2006, Messrs. Karni, Morag and Haber were each granted an option to purchase 30,000 shares of our Class A Stock, each with a grant date fair value of $70.993.

(3) In fiscal 2002, Messrs. Karni and Haber were each granted an option to purchase 15,000 shares of our Class A Stock, each with a grant date fair value of $24,299.

(4) In fiscal 2004, Mr. Morag was granted an option to purchase 15,000 shares of our Class A Stock, with a grant date fair value of $31,935.

(5) In fiscal 2006, Mr. Malamud was granted an option to purchase 30,000 shares of our Class A Stock, with a grant date fair value of $70,993. In fiscal 2002, Mr. Malamud was granted an option to purchase 150,000 shares of our Class A Stock, with a grant date fair value of $242,994.

(6) In fiscal 2006, Mr. Yerushalmi was granted an option to purchase 80,000 shares of our Class A Stock, with a grant date fair value of $189,315. In fiscal 2002, Mr. Yerushalmi was granted an option to purchase 100,000 shares of our Class A Stock, with a grant date fair value of $161,996.

(7) In fiscal 2006, Mr. Novik was granted an option to purchase 180,000 shares of our Class A Stock, with a grant date fair value of $425,960.

(8) On December 12, 2006, the Stock Option and Compensation Committee of the Board approved the grant, pursuant to the Company’s 2000 Incentive Plan to (i) Yosef A. Maiman an option to purchase 250,000 shares of the Company’s Class A Stock (ii) Nimrod Novik an option to purchase 180,000 shares of the Company’s Class A Stock, (iii) Joseph Yerushalmi an option to purchase 80,000 options, (iv) Leo Malamud an option to purchase 30,000 shares of the Company’s Class A Stock and (v) each of Eitan Haber, Yehuda Karni and Menahem Morag, the Company’s non-employee directors, an option to purchase 30,000 shares of the Company’s Class A Stock. All of the foregoing options have an exercise price of $5.06 per share and will vest in equal installments beginning on March 12, 2007 and each three month anniversary thereafter. Additionally, the exercise price of these options may only be paid by the holders by having the Company withhold from the underlying option stock the number of shares having a fair market value equal to the exercise price.

        The following table sets forth certain information regarding stock options granted to purchase our Class A Stock to our directors during the fiscal year ended December 31, 2007.

2007

Eitan Haber (1)	90,000
Yehuda Karni (1)	90,000
Menahem Morag (2)	90,000

(1) Director since August 16, 2002

(2) Director since January 27, 2004.

Q:	Does the Company have directors and officer liability insurance?

        Yes. Effective January 29, 2008, the Company purchased directors and officers liability policies in the aggregate amount of $35,000,000 ($10,000,000 of which is for the sole benefit of directors and officers in the event that indemnification by the Company is unavailable to such individuals) issued by XL Specialty Insurance Company. The cost of the policies, which expire January 29, 2009, was $530,000.

Q:	Does the Board of Directors have any committees?

        Yes. The Board of Directors has the following standing committees: Audit Committee, Executive Committee and Stock Option and Compensation Committee. The Board will elect new members to the committees following the Annual Meeting. The current members, activities and functions of the various committees are set forth below.

Director Independence

        Because the Controlling Shareholder Group owns more than 50% of the voting power of the Company, the Company is deemed to be a “controlled company” under the rules of the NASDAQ Global Market. As a result, the Company is exempt from the NASDAQ Global Market rules that require listed companies to have (i) a majority of independent directors on the Board, (ii) a compensation committee and nominating committee composed solely of independent directors, (iii) the compensation of executive officers determined by a majority of independent directors or a compensation committee composed solely of independent directors and (iv) a majority of the independent directors or a nominating committee composed solely of independent directors elect or recommend director nominees for selection by the Board. The Company has an Audit Committee of the Board consisting of three independent directors as defined under the rules of the National Association of Securities Dealers, Inc. and the rules promulgated by the Securities and Exchange Commission. Other than the members of the Audit Committee, there are no other independent directors that serve on the Board.

Code of Business Conduct and Ethics

        The Company has adopted a (i) Code of Ethics for the Company’s Senior Financial Officers and (ii) Code of Conduct applicable to all of the Company’s employees and directors. These codes are designed to both insure that the Company’s business is conducted in a consistently legal and ethical manner, and address specific areas of professional conduct, including conflicts of interest, fair dealing and the strict adherence to all laws and regulations applicable to the conduct of the Company’s business. Copies of the Company’s Code of Ethics for Senior Financial Officers and Code of Conduct are available on the Company’s website at www.ampal.com.

Communications Between Shareholders and the Board of Directors

        Shareholders and other interested persons seeking to communicate with the Board should submit any communications in writing to the Company’s Secretary at the following address: Ampal-American Israel Corporation, 10 Abba Even Street, P.O.Box 12215 Herzliya, Israel 46733. Any such communication must state the number of shares beneficially owned by the shareholder making the communication. The Company’s Secretary will forward such communication to the Board or to any individual director or directors to whom the communication is directed.

Policy Governing Director Nominations

        As stated above, because the Controlling Shareholder Group owns more than 50% of the voting power in the Company, the Company is deemed to be a “controlled company” under the NASDAQ Global Market rules. Because the Company is a “controlled company,” the Board has decided not to establish a separate nominating committee or implement formal rules that would govern director nominations from shareholders, and each member of the Board participates in the consideration of director nominees. In the event of any vacancy on the Board, or in the event that the Board is to be expanded, the Board will determine at such time the appropriate procedures for filling the vacancy or additional position. The Board may decide at such time to authorize a committee of the Board of Directors to conduct the search for a director and to recommend nominations to the full Board of Directors.

        Minimum Qualifications. The Company does not set specific criteria for directors except to the extent required to meet applicable legal, regulatory and stock exchange requirements, including, but not limited to, the independence requirements of the NASDAQ Global Market and the SEC, as applicable. Nominees for director will be selected on the basis of outstanding achievement in such person’s career; board experience; wisdom; integrity; ability to make independent, analytical inquiries; understanding of the business environment; and willingness to devote adequate time to the Board duties. While the selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, the Board believes that each director should have a basic understanding of (i) principal operational and financial objectives as well as plans and strategies of the Company, (ii) results of operations and financial condition of the Company and of any significant subsidiaries and investee companies, and (iii) the relative standing of the Company, its business segments and investee companies in relation to its competitors.

        The Board also may consider (i) whether a candidate would be deemed to be “independent” under the applicable laws, rules and regulations of the NASDAQ Global Market and the SEC, as applicable, (ii) whether the candidate’s existing business commitments would interfere with the candidate’s ability to devote sufficient time to discharge his or her duties as a director and (ii) the input of the Controlling Shareholder Group.

Audit Committee

        The Audit Committee currently consists of Messrs. Karni, Haber and Morag, each of whom is an independent director as defined under the rules of the National Association of Securities Dealers’ and the rules promulgated by the SEC. The Board has determined that Mr. Morag is an “audit committee financial expert” for purposes of the rules promulgated by the SEC. The Audit Committee held six meetings and did not act by written consent during the fiscal year ended December 31, 2007.

        The Audit Committee assists the Board in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting process, including the review of the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company’s systems of internal accounting and financial controls, and the annual independent audit of the Company’s financial statements. The Audit Committee also has the duty and responsibility of approving all transactions between the Company, on the one hand, and any officer, director, or affiliate thereof, on the other hand, or any transaction in which any officer, director or affiliate has a material interest. A full description of the Audit Committee’s primary responsibilities is contained in the Audit Committee’s written charter, a copy of which was filed as Appendix A to the Company’s proxy statement for its annual meeting of shareholders in 2005 and is also available on the Company’s website at http://www.ampal.com.

Report of the Audit Committee

To the Board of Directors of Ampal-American Israel Corporation:

We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2007.

We have discussed with Kesselman & Kesselman the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

We have received the written disclosures and the letter from Kesselman & Kesselman required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and have discussed with them their independence from the Company and management.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s annual report on Form 10-K for the year ended December 31, 2007.

AUDIT COMMITTEE Yehuda Karni, Chairman Eitan Haber Menahem Morag

Executive Committee

        The Executive Committee meets as necessary between regularly scheduled meetings of the Board and, consistent with certain statutory limitations, exercises all authority of the Board. During the fiscal year ended December 31, 2007, the Executive Committee of the Board was composed of the following individuals: Yosef A. Maiman, Leo Malamud, Dr. Joseph Yerushalmi and Yehuda Karni.

        The Executive Committee held no meetings and acted by written consent one time during the fiscal year ended December 31, 2007.

Stock Option and Compensation Committee

        The Stock Option and Compensation Committee administers the Company’s stock option plans and other option grants and determines the Company’s policies regarding certain compensation of Yosef A. Maiman. During the fiscal year ended December 31, 2007 the members of the Stock Option and Compensation Committee were Yehuda Karni, Eitan Haber and Menahem Morag, each of whom is an independent director as defined under the rules of the NASDAQ Global Market and the SEC. The Stock Option and Compensation Committee held one meeting and acted once by written consent during the fiscal year ended December 31, 2007.

        Prior to September 19, 2006, the Stock Option and Compensation Committee of the Board was responsible for determining all facets of executive compensation including annual base salary and bonuses for executive officers, administration of the Company’s 1998 Long Term Incentive Plan and the Company’s 2000 Incentive Plan (collectively, the “Option Plans”), and director compensation. The Stock Option and Compensation Committee does not operate pursuant to a written charter.

        On September 19, 2006, the members of the Board engaged in discussions regarding the appropriate scope of the responsibilities of the Stock Option and Compensation Committee in light of the Company’s “controlled company” status under the rules of NASDAQ and the fact that Mr. Yosef A. Maiman was appointed as the Chief Executive Officer of Ampal. During these discussions, the Board decided to re-allocate certain of the responsibilities with regard to executive compensation to Yosef A. Maiman, the Chairman, President and Chief Executive Officer.

        Effective as of September 19, 2006, the Board determined that the Stock Option and Compensation Committee will continue to be responsible for (i) administering the Option Plans and determining the officers and key employees who are to be granted options under the Option Plans and the number of shares subject to such options and (ii) determining the annual base salary and non-equity based annual bonus for Mr. Maiman in his capacity as Chairman, President and Chief Executive Officer.

        Effective as of September 19, 2006, the Board also determined that Mr. Maiman will be responsible for (i) determining the annual base salary and non-equity based annual bonuses for all executive officers(other than the Chief Executive Officer) and for (ii) recommending to the Board director compensation and benefit programs. Mr. Maiman also may attend and participate in meetings of the Stock Option and Compensation Committee.

        No outside compensation consultant is engaged by the Company at this time, although the Company may elect to do so in the future.

Compensation Committee Report

        The Stock Option and Compensation Committee and Yosef A. Maiman have reviewed and discussed the Compensation Discussion and Analysis required by Regulation S-K, Item 402(b) with management. Based on the review and discussions referred to in the preceding sentence, the Stock Option and Compensation Committee and Yosef A. Maiman recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A.

STOCK OPTION AND COMPENSATION COMMITTEE Yehuda Karni, Chairman Eitan Haber Menahem Morag Yosef A. Maiman (not a member of the committee)

Compensation Committee Interlocks and Insider Participation

        The current members of the Stock Option and Compensation Committee are Mr. Yehuda Karni, Mr. Eitan Haber and Mr. Menahem Morag, none of whom is an officer or employee or former officer or employee of the Company. During 2007, no executive officer of the Company served on the compensation committee or the Board of Directors of another entity whose executive officer(s) served on the Company’s Stock Option and Compensation Committee or the Board of Directors.

        Effective as of September 19, 2006, the Board determined that Mr. Yosef A. Maiman, our President and CEO, shall be responsible for (i) determining the annual base salary and non-equity based annual bonuses for all executive officers (other than the Chief Executive Officer) and for (ii) recommending to the Board director compensation and benefit programs. The Stock Option and Compensation Committee shall continue to be responsible for (i) administering the Option Plans and determining the officers and key employees who are to be granted options under the Option Plans and the number of shares subject to such options and (ii) determining the annual base salary and non-equity based annual bonus for Mr. Maiman in his capacity as Chairman, President and Chief Executive Officer. Mr. Maiman also may attend and participate in meetings of the Stock Option and Compensation Committee.

Special Committee of the Board

        On October 28, 2004, the Board formed a Special Committee of the Board which is now composed of Mr. Yehuda Karni, Mr. Eitan Haber and Mr. Menahem Morag and, each of whom is an independent director.

        The Board appointed the Special Committee of independent directors to consider alternatives available to the Company to maximize shareholder value. The Special Committee was formed in response to a suggestion from Mr. Yosef A. Maiman, Chairman of the Board and member of the Controlling Shareholder Group, that he is reviewing his alternatives with regard to his investment in the Company. The Special Committee reviews and approves transactions with any related party.

Q:	Did all directors attend all of the Board and Committee meetings in 2007?

        All directors but Leo Malumud attended more than 75% of the aggregate of (1) the total number of meetings of the Board held during the fiscal year ended December 31, 2007 for which such individual was a director and (2) the total number of meetings held by all committees of the Board on which such individual served in the fiscal year ended December 31, 2007 (during the period of such service). In total, the Board held 14 regularly scheduled meetings during the fiscal year ended December 31, 2007 and acted twice by written consent during the fiscal year ended December 31, 2007.

        Although the Company has no formal policy requiring director attendance at the Company’s Annual Meeting, the Chief Executive Officer, who is currently the Chairman of the Board of Directors is encouraged to attend the Annual Meeting. The other members of the Board of Directors are welcome to attend the Annual Meeting. Last year, 2 directors attended the Company’s 2007 annual meeting of shareholders.

THE FOLLOWING QUESTIONS AND ANSWERS RELATE TO
THE RATIFICATION OF THE APPOINTMENT OF THE
COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Board of Directors seeks shareholder ratification of the Audit Committee’s appointment of Kesselman & Kesselman as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2008. The Board has not determined what action, if any, would be taken should the appointment of Kesselman & Kesselman not be ratified at the Annual Meeting.

Q:	What were the aggregate fees billed for each of the last two fiscal years for professional services rendered by the Company’s independent registered public accounting firm?

        AUDIT FEES. The fees of Kesselman & Kesselman for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2007 and December 31, 2006 and reviewing the financial statements included in the Company’s quarterly reports on Form 10-Q were $ 477,000 and $276,000, respectively.

        AUDIT-RELATED FEES. Kesselman & Kesselman’s fees for audit related services for the fiscal year ended December 31, 2007 was $44,000. There was no audit-related fees for the fiscal year ended December 31, 2006

        TAX FEES. Kesselman & Kesselman’s tax fees for the fiscal years ended December 31, 2007 and December 31, 2006, were $ 53,665 and $205,000, respectively.

        ALL OTHER FEES – Kesselman & Kesselman’s fees for other services for the fiscal years ended December 31, 2007 and December 31, 2006, were $309,142 and $316,500, respectively

        All of the services provided to Ampal by our principal accounting firm described above under the captions “Audit Fees”, “Tax Fees” and “All Other Fees” were approved by Ampal’s Audit Committee. The Audit Committee has determined that the rendering of professional services described above by Kesselman is compatible with maintaining the auditor’s independence.

Q:	What are the Audit Committee pre-approval policies and procedures?

        The Company’s Audit Committee Charter provides that the Audit Committee shall approve in advance all audit services and all non-audit services provided by the independent auditors based on policies and procedures developed by the Audit Committee from time to time. The Audit Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Internal Revenue Code and related regulations.

        Our Audit Committee requires that our independent auditor, in conjunction with our Chief Financial Officer, be responsible for seeking pre-approval for providing services to us and that any request for pre-approval must inform the Audit Committee about each service to be provided and must provide detail as to the particular service to be provided.

THE FOLLOWING QUESTIONS AND ANSWERS RELATE TO
THE COMPANY’S EXECUTIVE OFFICERS

Q:	Who are the Company’s executive officers?

        Executive officers are elected annually by the Board of Directors. The persons appointed by the Board of Directors to serve as executive officers are described below. The descriptions of Mr. Maiman, Chairman of the Board of Directors of Ampal and the Chief Executive Officer and President of Ampal, can be found above with the descriptions of the nominees for the Board. The following is a description of the executive officers, other than Mr. Maiman, their ages, their positions and offices with Ampal or its subsidiaries and their principal occupations and employment during the past five years.

        IRIT ELUZ, 41, has been the Chief Financial Officer and Senior Vice President – Finance and Treasurer since October 2004. From May 2002 until October 2004, Ms. Eluz was Chief Financial Officer and Vice President – Finance and Treasurer. Ms. Eluz is a Director of Gadot. Since July 2006 Ms. Eluz is a Director of Kamor Ltd. From January 2000 until April 2002, Ms. Eluz was the Associate Chief Financial Officer of Merhav. From June 1995 until December 1999, Ms. Eluz was the Chief Financial Officer of Kamor Group.

        YORAM FIRON, 39, has been Secretary and Vice President – Investments and Corporate Affairs since May 2002. From 1998 until 2002, Mr. Firon was a Vice President of Merhav and before that a partner in the law firm of M. Firon & Co..

        AMIT MANTSUR, 38, has been Vice President – Investments since March 2003. Since August 2006 Mr. Mantsur is a Director of Valor Computerized Systems Ltd. From September 2000 until December 2002, Mr. Mantsur served as Strategy & Business Development Manager at Alrov Group. From February 1997 until September 2000, Mr. Mantsur was a projects manager at the Financial Advisory Services of KPMG Somekh Chaikin.

        OFER GILBOA, 43, has been Vice President – Investments since December 2007. Mr. Gilboa is a Director of Gadot. From 2003 until 2007, Mr. Gilboa served as Chief Financial Officer and Chief Operations Officer at MIRS Communications Ltd. From 1999 through 2002, Mr. Gilboa served as Controller and Financial Manager of Pelephone Communications Ltd.

        ZAHI BEN-ATAV, 34, joined Ampal on April 1, 2008, and on May 15, 2008, was appointed as Ampal’s Vice President – Accounting and Controller. From November 2005 until March 2008, Mr. Ben-Atav served as a controller at Celltick Technologies Ltd. (a software developer of content marketing on mobile devices). From November 2003 until November 2005, Mr. Ben-Atav was a controller at ClearForest Ltd. (a software developer of text analytics solutions). From January 2000 until November 2003, Mr. Ben-Atav was working as a senior manager at the accounting firm of PWC – Keselman & Keselman.

Q:	How are the Company’s executives compensated?

Objectives of Compensation Program

        This section contains a discussion of the material elements of compensation awarded to, earned by or paid to the principal executive and principal financial officers of the Company, and the other three most highly compensated executive officers of the Company. These individuals are referred to as the “Named Executive Officers” in this Report on Form 10-K.

        The objectives of our compensation program are (i) to attract and retain qualified personnel in the Israeli marketplace, (ii) to provide incentives and rewards for their contributions to the Company, and (iii) to align their interests with the long-term interests of the Company’s shareholders.

        Our Named Executive Officers compensation has three primary components: salary, an annual cash incentive bonus and stock option awards. In addition, we provide our Named Executive Officers with benefits that are generally available to our salaried employees.

        We determine the appropriate level for each compensation component based in part, but not exclusively, on competitive benchmarking consistent with a broad spectrum of companies in Israel and in the United States.

        Due to the small size of our executive team and the need to tailor each Named Executive Officer’s compensation package for retention and recruitment purposes, we have not adopted any formal policies or guidelines for allocating compensation between long term and currently payable compensation, between cash and non cash compensation or among different forms of compensation.

Responsibilities

        Prior to September 19, 2006, the Stock Option and Compensation Committee of the Board (the “Compensation Committee”) was responsible for determining all facets of executive compensation including annual base salary and bonuses for executive officers, administration of the Company’s 1998 Long Term Incentive Plan and the Company’s 2000 Incentive Plan (collectively, the “Option Plans”), and director compensation. The Compensation Committee is composed of independent directors as defined under the rules of NASDAQ and the SEC. The Compensation Committee does not operate pursuant to a written charter.

        On September 19, 2006, the members of the Board engaged in discussions regarding the appropriate scope of the responsibilities of the Compensation Committee in light of the Company’s “controlled company” status under the rules of NASDAQ and the fact that Mr. Yosef A. Maiman was appointed as the Chief Executive Officer of Ampal. During these discussions, the Board decided to re-allocate certain of the responsibilities with regard to executive compensation to Yosef A. Maiman, the Chairman, President and Chief Executive Officer.

        Effective as of September 19, 2006, the Board determined that the Compensation Committee will continue to be responsible for (i) administering the Option Plans and determining the officers and key employees who are to be granted options under the Option Plans and the number of shares subject to such options and (ii) determining the annual base salary and non-equity based annual bonus for Mr. Maiman in his capacity as Chairman, President and Chief Executive Officer.

        Effective as of September 19, 2006, the Board also determined that Mr. Maiman will be responsible for (i) determining the annual base salary and non-equity based annual bonuses for all executive officers (other than the Chief Executive Officer) and for (ii) recommending to the Board director compensation and benefit programs. Mr. Maiman also may attend and participate in meetings of the Compensation Committee.

        No outside compensation consultant is engaged by the Company at this time, although the Company may elect to do so in the future.

Elements of Compensation

        The material elements of the Company’s executive compensation program for Named Executive Officers includes three primary components: salary, an annual cash incentive bonus and stock option awards, In addition, we provide our Named Executive Officers with benefits that are generally available to our salaried employees.

        Base Salary

        We set our salaries for our Named Executive Officers generally based on what we believe enables us to hire and retain individuals in the competitive environment in Israel and rewards individual performance and the contribution to our overall business goals. We also take into account the base salaries paid by similarly situated companies in Israel and in the United States with which we believe we generally compete for talent. There are no formal guidelines or formulas used by us to determine annual base salary for our Named Executive Officers, as annual salary determinations are made on a case by case basis from year to year to react to compensation market trends in Israel and to take into account the Named Executive Officer’s performance. Additionally, stock price performance has not been a factor in determining annual compensation because the price of the Company’s common stock is subject to a variety of factors outside our control. Our approach to annual base salary is designed to retain our Named Executive Officers so that they will continue to operate at high levels in the best interests of the Company.

        Determinations for annual base salary for the fiscal year ended December 31, 2007, were made by the Compensation Committee in consultation with Mr. Maiman and other executive officers.

        Annual Cash Incentive Bonus Compensation

        The non-equity based annual bonus compensation is based on each Named Executive Officer’s individual performance for the Company over the fiscal year, which is measured in terms of overall effort, performance and contribution to the Company. In the past, bonuses were based on a multiple of the Named Executive Officer’s base salary, but in the interest of flexibility, we no longer exclusively utilize this approach. In 2007, we considered the performance of our Named Executive Officers with respect to certain material transactions and the amount of funds raised during the year and allocated an amount among the Named Executive Officers who were involved in those special efforts. We take into account the amount of annual base salary paid to each Named Executive Officers in determining such Named Executive Officers’ non-equity based annual bonus compensation. Determinations for non-equity based annual bonus compensation for the fiscal year ended December 31, 2007 were made by Mr. Maiman.

        Long-Term Equity Incentive Compensation

        At this time, we do not award long-term equity incentive compensation to our Named Executive Officers on an annual basis, however we may elect to award this form of compensation in the future. Following the April 2002 acquisition by Y.M. Noy Investments Ltd. of a controlling interest in the Company, we awarded long-term equity incentive compensation in April 2002 to provide the new management team with incentives aligned with shareholder interests and in December 2004, in recognition of the Named Executive Officers’ assistance to a Special Committee of the Board of Directors that had been appointed to consider alternatives available to the Company to maximize shareholder value. In December 2006, the Stock Option Committee granted Mr. Maiman an option to acquire 250,000 shares of our Class A Stock for his service as Chairman of the Board. The amount of this award was consistent with the amount of the option grant previously awarded to Mr. Maiman in August 2002, which became fully vested in August 2006.

        While our current policy is to award option grants to our executive officers and directors, the awards granted under the Option Plans may be in the form of options, restricted stock, dividend equivalent awards and/or stock appreciation rights. There are no formal guidelines or formulas used by us to determine equity compensation awards for our Named Executive Officers.

        As stated above, the Compensation Committee is responsible for determining long-term equity incentive compensation in accordance with the Option Plans. Such determinations are made in consultation with Mr. Maiman and other executive officers from time to time.

        Perquisites

        As is customary in Israel, we provide each Named Executive Officer with the use of a car, mobile phone, one meal per day, telephone expenses, economic newspapers, and stipends for traveling out of the country from time to time. The value of the specific car an employee receives varies according to his or her pay grade within the Company.

        Additionally, consistent with practice in the Israeli marketplace, the Company reimburses the Named Executive Officers for a portion of the taxes associated with the use of the car and mobile phone.

        Severance and Change of Control Benefits

        Israeli labor laws and agreements require payment of severance pay upon dismissal of an employee or upon termination of employment in certain other circumstances, including retirement. The Company’s severance pay is calculated based upon length of service and the latest monthly base salary (one month’s salary for each year worked). Severance pay is paid from a fund into which the Company contributes up to 8 1/3% of the employee’s base salary each month, in accordance with Israeli law and the customary practice in Israel. The Company’s liability for severance pay pursuant to Israeli law is partly offset by insurance policies, where the Named Executive Officers are the beneficiaries of such insurance policies.

        In addition to the above the Named Executive Officers are eligible to participate in a Pension Plan in which both the employee and the Company contribute up to 5% of the employee’s base salary each month. The Named Executive Officers are eligible to receive the fund upon termination of employment, including retirement.

        In addition to the above benefits, each of the employment agreements of certain executive officers provide that such executive officer shall receive an additional payment of six months’ salary (together with all related benefits for the six month period including social benefits, use of a vehicle, mobile telephone and any other rights accompanying the executive officer’s employment by the Company) in the event (i) of a change of control of Ampal and (ii) such executive officer’s employment is terminated within six months from the date of the change of control of Ampal. These arrangements were designed to provide these key employees with an additional benefit consistent with Israeli practice for employees in comparable positions.

        Pursuant to the terms of the employment agreements of each of the certain executive officers, following the termination of employment, such executive officers shall not be involved, directly or indirectly, with any business or entity that is in the field of the Company’s activities and/or is in direct competition in the field of the Company’s activities for a period of six months following the termination of employment. Furthermore, during the term of employment at the Company and for a period of twenty four months following the termination of employment, each of these executive officers shall abstain from providing services in any manner whatsoever, including consulting services, either paid or not paid, to any business or occupation in which the Company was involved.

        Education Fund

        The Named Executive Officers are eligible to participate in an education fund in which both the employee and the Company contribute up to 2.5% and 7.5% respectively of the employee’s base salary each month. The Named Executive Officers are eligible to receive the fund upon termination of employment, including retirement. The education fund contribution, which is customary in Israel, can be used by the Named Executive Officers at any time for professional education and every 6 years for any other purpose. As is customary in Israel, the Company also reimburses the Named Executive Officers for taxes associated with Company contributions to this fund beyond the maximum contributed amount allowed according to the Israel Tax law.

        Vacation Provision and Recreation Pay

        The Named Executive Officers are eligible to take one month vacation per year. Additionally, pursuant to Israeli employment laws, each Named Executive Officer is entitled to a certain amount of recreation pay to be used for any other purpose. Each Named Executive Officer is entitled to receive 13 days of recreation pay, which amounts to approximately $1,690 on an annual basis.

        Stock Ownership and Retention Guidelines

The Company does not have any stock ownership or retention guidelines or policies.

Summary Compensation Table
For Fiscal Year Ended December 31, 2007

The following table sets forth all of the compensation awards to our Named Executive Officers for the year ended December 31, 2007.

Name and Principal Position	Year	Salary $	Bonus $	Stock Awards $	Option Awards (9) $	All Other Compensation (6) $		Total (8) $

Yosef A. Maiman (1) (7)
Chairman of the Board,
President and CEO	2007	890,344	1,092,044	-	147,903	24,272		2,154,563
	2006	632,144	984,627	-	68,947	30,605	(10)	1,716,323

Irit Eluz (2) (7)
CFO - SVP
Finance & Treasurer	2007	304,989	832,033	-	132,510	105,368		1,374,900
	2006	263,848	673,692	-	152,664	152,928		1,243,133

Yoram Firon (3) (7)
Secretary, Vice
President Investments	2007	227,470	182,007	-	89,918	86,153		585,548
	2006	206,194	173,964	-	107,504	80,235		567,897

Amit Mantsur (4)
Vice President Investments	2007	155,486	62,402	-	35,396	55,236		308,521
	2006	141,538	49,704	-	37,969	50,902		280,114

Giora Bar Nir (5)
Vice President Accounting
& Controller	2007	167,574	31,201	-	14,198	64,444		277,416
	2006	152,196	29,822	-	30,501	57,362		269,882

(1) Mr. Maiman has been employed by Ampal since April 25, 2002 as Chairman of the Board; On September 19, 2006 Mr. Maiman was appointed as the President and CEO of Ampal.

(2) Ms. Eluz has been employed by Ampal since April 25, 2002.

(3) Mr. Firon has been employed by Ampal since April 25, 2002.

(4) Mr. Mantsur has been employed by Ampal since February 2, 2003.

(5) Mr. Bar-Nir has been employed by Ampal since June 17, 1990.

(6) Comprised of Ampal (Israel’s) contribution pursuant to: (i) Ampal (Israel’s) pension plan and (ii) Ampal (Israel’s) education fund and (iii) use of car and (iv) use of mobile and (v) final account settlement and (vi) redemption of vacation provision and (vii) reimbursed for the payment of taxes.

(7) Eligible to receive an additional payment of up to six months salary (i) in the event of a change of control of the Company and (ii) such executive officer’s employment is terminated within six months from the date of the change of control of the Company.

(8) All cash compensation is paid in New Israeli Shekels. The amounts in the table are converted from the New Israeli Shekel to U.S. dollars based on the exchange rate of 4.0355, which represents the exchange rate as of December 31, 2007.

(9) Represents the compensation cost in 2007 in accordance with SFAS No. 123R for stock options, which includes amounts from awards granted in and prior to 2007.

(10) Of such amount, for services as director, $22,000 was paid in cash.

Outstanding Equity Awards
For Fiscal Year Ended December 31, 2007

Option Awards

Name	Number of Securities Underlying Unexercised Options (Exercisable) (1)	Number of Securities Underlying Unexercised Options (Unexercisable) (1)	Option Exercise Price ($)	Option Expiration Date

Yosef A. Maiman	250,000		3.12	August 15, 2012
	62,500	187,500	5.06	December 11, 2016
Irit Eluz	78,500		3.12	August 15, 2012
	210,000	70,000	3.5	October 27, 2014
Yoram Firon	68,500		3.12	August 15, 2012
	142,500	47,500	3.5	October 27, 2014
Amit Mantsur	58,000		3.69	February 12, 2013
	11,250	3,750	3.5	October 27, 2014
Giora Bar Nir	63,500		3.12	August 15, 2012
	22,500	7,500	3.5	October 27, 2014

(1) Options expire 10 years from the grant date and vest in sixteen equal installments on the three month anniversary of the date of grant and each three month period thereafter.

Q:	What other benefits does the Company provide for its employees?

        In March 1998, the Board approved a Long-Term Incentive Plan (“1998 Plan”) permitting the granting of options to all employees, officers, directors and consultants of the Company and its subsidiaries to purchase up to an aggregate of 400,000 shares of Class A Stock. The 1998 Plan was approved by a majority of the Company’s shareholders at the June 19, 1998 annual meeting of shareholders. The 1998 Plan remains in effect for a period of ten years. As of December 31, 2006, no options of the 1998 Plan are outstanding.

        On February 15, 2000, the Compensation Committee approved a new Incentive Plan (“2000 Plan”), under which the Company has reserved 4 million shares of Class A Stock, permitting the granting of options to all employees, officers and directors. The 2000 Plan was approved by the Board of Directors at a meeting held on March 27, 2000 and was approved by a majority of the Company’s shareholders at the June 29, 2000 annual meeting of shareholders. The 2000 Plan remains in effect for a period of ten years. As of December 31, 2007, 2,434,500 options of the 2000 Plan are outstanding.

        The options granted under the 1998 Plan and the 2000 Plan (collectively, the “Plans”) may be either incentive stock options, at an exercise price to be determined by the Compensation Committee but not less than 100% of the fair market value of the underlying options on the date of grant, or non-incentive stock options, at an exercise price to be determined by the Compensation Committee. The Compensation Committee may also grant, at its discretion, “restricted stock,” “dividend equivalent awards,” which entitle the recipient to receive dividends in the form of Class A Stock, cash or a combination of both and “stock appreciation rights,” which permit the recipient to receive an amount in the form of Class A Stock, cash or a combination of both, equal to the number of shares of Class A Stock with respect to which the rights are exercised multiplied by the excess of the fair market value of the Class A Stock on the exercise date over the exercise price. The options granted under the Plans were granted either at market value or above.

        Under each of the Plans, all granted but unvested options become immediately exercisable upon the occurrence of a change in control of the Company. Prior to January 1, 2006, the Company accounted for all plans under APB Opinion No. 25, under which no compensation costs were incurred in the years ended December 31, 2004 and 2005. If compensation cost for the options under the above Plans had been determined in accordance with SFAS No. 123, the Company’s net income (loss) would have been ($6.8 million) and ($19.0 million) for the years 2005 and 2004, respectively.

        Effective January 1, 2006, the Company adopted SFAS No. 123R SFAS No. 123R, which revises SFAS No. 123, and supersedes Accounting Principles Board (“APB”) Opinion No. 25, SFAS No. 123R requires the cost of all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values at grant date, over the requisite service period. For the year ended December 31, 2007 the Company recorded $782,000 as compensation expenses.

THE FOLLOWING QUESTIONS AND ANSWERS RELATE TO
THE COMPANY’S CLASS A STOCK

Q:	How has the Company’s stock performed over the past five years?

        The following graph compares the percentage change in cumulative total return (change in the stock price plus reinvested dividends) of Ampal Class A Stock, the S&P 500 Stock Index and a peer group index composed of Koor Industries (an Israeli holding company) and First Israeli Fund (an American closed-end fund that acquires equity interests in companies located in Israel) for the period December 31, 2002 through December 31, 2007. The stock price performances shown on the graph are not intended to forecast or be indicative of future price performance.

Q:	Who are Ampal’s principal shareholders?

        The following table sets forth information as of October 6, 2008, as to the holders known to Ampal who beneficially own more than 5% of the Class A Stock, the only outstanding series of voting securities of Ampal. As of October 6, 2008, there were 58,086,165 (not including treasury shares) shares of Class A Stock of Ampal outstanding.

Security Ownership of Certain Beneficial Owners

Name and Address of Beneficial Owner	Title of Class	Number of Shares and Nature of Beneficial Ownership		Percent of Outstanding Shares of Class A Stock

Di-Rapallo Holdings Ltd., of
33 Havazelet Hasharon St.,
Herzliya, Israel	Class A Stock	9,650,132	(1)	16.6%

De-Majorca Holdings Ltd., of
33 Havazelet Hasharon St.,
Herzliya, Israel	Class A Stock	18,850,153	(2)	32.5%

Yosef A. Maiman
33 Havazelet Hasharon St.,
Herzliya, Israel	Class A Stock	34,903,283	(1)(2)(3)(4)	59.7%

Ohad Maiman
33 Havazelet Hasharon St.,
Herzliya, Israel	Class A Stock	28,500,285	(1)(2)	49.1%

Noa Maiman
33 Havazelet Hasharon St.,
Herzliya, Israel	Class A Stock	28,500,285	(1)(2)	49.1%

Yoav Maiman
33 Havazelet Hasharon St.,
Herzliya, Israel	Class A Stock	28,500,285	(1)(2)	49.1%

Merhav (M.N.F.) Ltd.
33 Havazelet Hasharon St.,
Herzliya, Israel	Class A Stock	6,043,623		10.4%

(1)	Consists of 9,650,132 shares of Class A Stock held directly by Di-Rapallo Holdings Ltd. Yosef A. Maiman owns 100% of the economic shares and one-fourth of the voting shares of Di-Rapallo Holdings Ltd.. In addition, Mr. Maiman holds an option to acquire the remaining three quarters of the voting shares of Di-Rapallo Holdings Ltd. (which are currently owned by Ohad Maiman, Noa Maiman and Yoav Maiman, the son, daughter and son, respectively, of Mr. Maiman).

(2)	Consists of 18,850,153 shares of Class A Stock held directly by De-Majorca Holdings Ltd. Yosef A. Maiman owns 100% of the economic shares and one-fourth of the voting shares of De-Majorca Holdings Ltd.. In addition, Mr. Maiman holds an option to acquire the remaining three quarters of the voting shares of De-Majorca Holdings Ltd. (which are currently owned by Ohad Maiman, Noa Maiman and Yoav Maiman, the son, daughter and son, respectively, of Mr. Maiman).

(3)	Includes 359,375 shares of Class A Stock underlying options which are currently exercisable by Mr. Maiman.

(4)	Includes 6,043,623 shares of Class A Stock held directly by Merhav (M.N.F.) Ltd. by virtue of Yosef A. Maiman’s 100% ownership interest in Merhav (M.N.F.) Ltd.

Q:	What percentage of Class A Stock do the directors and officers own?

Security Ownership of Management

        The following table sets forth information as of October 6, 2008 as to each class of equity securities of Ampal or any of its subsidiaries beneficially owned by each director and named executive officer of Ampal listed in the Summary Compensation Table above and by all directors and named executive officers of Ampal as a group. All ownership is direct unless otherwise noted. The table does not include directors or named executive officers who do not own any such shares:

Name	Number of Shares and Nature of Beneficial Ownership of Class A Stock		Percent of Outstanding Shares of Class A Stock

Yosef Maiman	34,903,283	(1)	59.7%
Irit Eluz	358,500	(2)	*
Yoram Firon	258,500	(2)	*
Amit Mantsur	73,000	(2)	*
Leo Malamud	163,125	(2)	*
Dr. Joseph Yerushalmi	135,000	(2)	*
Dr. Nimrod Novik	78,750	(2)	*
Eitan Haber	90,000	(2)	*
Yehuda Karni	90,000	(2)	*
Menahem Morag	90,000	(2)	*
Jack Bigio	150,000		*
Giora Bar-Nir	--	(3)	*
All Directors and Executive Officers as a Group	36,390,158	(2)	60.9%

*	Represents less than 1% of the class of securities.

(1)	Attributable to 9,650,132, 18,850,153 and 6,043,623 shares of Class A Stock held directly by Di-Rapallo Holdings Ltd , De-Majorca Holdings Ltd. and Merhav (M.N.F.) Ltd., respectively. See “Security Ownership of Certain Beneficial Owners.” In addition, this represents 359,375 shares underlying options for Yosef Maiman which are presently exercisable.

(2)	Represents shares underlying options which are presently exercisable or exercisable in 60 days of October 6, 2008.

(3)	Mr. Bar-Nir’s employment with the Company terminated on May 15, 2008. Accordingly, any shares of Class A Stock that he may beneficially own have not been included in this table.

Q:	Have the Company’s officers, directors and shareholders filed all appropriate beneficial ownership reports with the SEC?

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Ampal’s executive officers and directors, and persons who own more than 10% of a registered class of Ampal’s equity securities, to file with the Securities and Exchange Commission initial statements of beneficial ownership (Form 3), and statements of changes in beneficial ownership (Forms 4 and 5), of Class A Stock of Ampal. To the Company’s knowledge, based solely on its review of the copies of such forms received by it, all filing requirements applicable to its executive officers, directors and greater than 10-percent stockholders were complied with.

Q:	Does the Company enter into transactions with affiliated parties?

        On December 25, 2007, Ampal entered into an Option Agreement (the “Option Agreement”) with Merhav providing Ampal with the option to acquire up to a 35% equity interest in a sugarcane ethanol production project (the “Project”) in Colombia being developed by Merhav. The option expires on the earlier of December 25, 2008 or the date on which both (i) Merhav has obtained third-party debt financing for the Project and (ii) an unaffiliated third party holds at least a 25% equity interest in the Project. The Option Agreement provides that the purchase price for any interest in the Project purchased by Ampal pursuant to the Option Agreement will be (A) with respect to any portion of such interest being purchased by conversion of the outstanding balance of the Promissory Note referred to below, the lesser of (i) a price based on a currently agreed valuation model as updated from time to time to reflect changes in project, financing and other similar costs (the “Valuation Model”) as such updates are reviewed by Houlihan Lokey Howard & Zukin Financial Advisors, Inc. at the time of the option’s exercise or (ii) the lowest price paid by any unaffiliated third party for an interest in the Project, or (B) with respect to any portion of such interest in the Project being purchased in excess of the balance of the Promissory Note, the lowest price paid by an unaffiliated third party for its interest in the Project, unless no unaffiliated third party has purchased an interest in the Project, in which case the purchase price will be based on the Valuation Model.

        Ampal has loaned Merhav $20 million to fund the purchase of the 11,000 hectares of property in Colombia required for growing sugarcane and the construction of an ethanol production facility for the Project, pursuant to a Promissory Note, dated as of December 25, 2007, by Merhav in favor of Ampal (the “Promissory Note”). The loan bears interest at an annual rate equal to LIBOR plus 2.25%, and will be convertible into all or a portion of the equity interest purchased pursuant to the option.

        As security for the loan, Merhav has pledged to Ampal, pursuant to a pledge agreement, dated December 25, 2007, between Merhav and Ampal, all of the shares of Ampal’s Class A Stock, par value $1.00 per share, owned by Merhav.

        Yosef A. Maiman, the Chairman, President and CEO of Ampal and a member of the controlling shareholders group of Ampal, is the sole owner of Merhav. Because of the foregoing relationship, a special committee of the Board of Directors composed of Ampal’s independent directors negotiated and approved the transaction. Houlihan Lokey Howard & Zukin Financial Advisors, Inc., which has been retained as financial advisor to the special committee, advised the special committee on this transaction.

        On November 29, 2007, Ampal and Israel Infrastructure Fund (“IIF”), leading a group of institutional investors (the “Investors”), purchased a 4.3% interest in EMG, through Merhav Ampal Energy Holdings, LP, an Israeli limited partnership (the “Joint Venture”), from Merhav for a purchase price of approximately $95.4 million, using funds provided by the Investors. In addition to the Joint Venture’s purchase from Merhav, Ampal contributed into the Joint Venture an additional 4.3% interest in EMG already held by Ampal. The Joint Venture now holds a total of 8.6% of the outstanding shares of EMG. Ampal’s contribution was valued at the same price per EMG share as the Joint Venture’s purchase. This amount is equivalent to the purchase price (on a per share basis) paid by Ampal for its December 2006 purchase of EMG shares from Merhav, which was accounted for as a transfer of assets between entities under common control, which resulted in Merhav transferring the investment in EMG to Ampal at carrying value. Due to the nature of Merhav’s operations, Merhav would be treated as an investment company under US GAAP, and as such, the carrying value of the investment in EMG would equal fair value. On this basis, the said investment in EMG was transferred to Ampal at carrying value, which also equals fair value.

        The Company’s Financial Statements reflect a 16.8% interest in shares of EMG, with 8.2% held directly and 8.6% held through the Joint Venture (of which Ampal owns 50%).

        On September 20, 2007, Merhav exercised its option to convert the outstanding balance of $20.8 million (which includes accrued interest of $0.8 million) on the convertible promissory note issued to it as partial consideration for the purchase of a 5.9% interest in EMG by Ampal in December 2006, into 4,476,389 shares of Class A Stock of Ampal. The issuance of the 4,476,389 shares underlying the Convertible Promissory Note received the approval of the shareholders of the Company on February 7, 2007, as required by the marketplace rules of the NASDAQ Global Market.

        Yosef A. Maiman, the Chairman, President and CEO of the Company and a member of the controlling shareholder group of the Company, is the sole owner of Merhav.

Review and Approval of Transactions with Management and Others

        Pursuant to its written charter and the marketplace rules of the NASDAQ Global Market, the Audit Committee, acting as a special committee, must review with management and approve all transactions or courses of dealing with parties related to the Company. In determining whether to approve a related person transaction, the Audit Committee will consider a number of factors including whether the related person transaction is on terms and conditions no less favorable to us than may reasonably be expected in arm’s-length transactions with unrelated parties. The Audit Committee has the authority to engage independent legal, financial and other advisors. The Audit Committee has reviewed and approved the terms of each of the transactions described above.

OTHER MATTERS

Other Business

        The Board of Directors knows of no business other than that described in this Proxy Statement that will be presented for consideration at the Special Meeting. If other business shall properly come before the Special Meeting, shares represented by valid proxies will be voted on such matters in accordance with the best judgment of the persons named as proxies on the proxy cards, or their duly authorized designees.

Shareholder Proposals

        Any holder of Class A Stock who wishes to submit a proposal intended to be included in the proxy statement to be presented at the next annual meeting of shareholders must forward such proposal to the Secretary of the Company at the address in the Notice of Annual Meeting so that it is received by the Company no later than June 19, 2009. Such a proposal must comply with such rules as may be prescribed from time to time by the SEC regarding proposals of security holders.

By Order of the Board of Directors, YOSEF A. MAIMAN Chairman of the Board of Directors, President and Chief Executive Officer October 17, 2008

Please mark your votes as indicated in this example	☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 and 2.

		FOR all nominees listed to the left (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed to the left			FOR	AGAINST	ABSTAIN
1. ELECTION OF DIRECTORS
				*EXCEPTIONS	2.

RATIFICATION OF THE APPOINTMENT OF KESSELMAN & KESSELMAN, A MEMBER FIRM OF PRICEWATERHOUSECOOPERS INTERNATIONAL LIMITED, AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008.

						☐	☐	☐
Nominees:	01 Y. Maiman
02 L. Malamud
	03 J. Yerushalmi	☐	☐	☐
04 N. Novik
05 Y. Karni
06 E. Haber
07 M. Morag
08 Yossi Geva
09 Erez I. Meltzer
					3.	IN THEIR DISCRETION, UPON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions ______________________________________________________

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature ___________________________	Signature ___________________________	Date _________________
Please sign exactly as name appears. In the case of joint tenancies, coexecutors or co-trustees, both should sign. If acting as attorney, executor, administrator, trustee, officer of a corporation, or in other representative capacity, please give full title under signature.

▲   FOLD AND DETACH HERE   ▲

Ampal-American Israel Corporation

PROXY
AMPAL-AMERICAN ISRAEL CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Irit Eluz and Yoram Firon, and each of them, as proxy for the undersigned, with full power of substitution, to vote and otherwise represent all of the shares of Class A Stock of Ampal-American Israel Corporation held of record by the undersigned on October 6, 2008, at the Annual Meeting of Shareholders to be held on November 5, 2008, and any adjournment(s) or postponement(s) thereof, with the same effect as if the undersigned were present and voting such shares, on all matters as further described in the accompanying Proxy Statement. By executing this Proxy, the undersigned hereby revokes any proxy previously given with respect to such shares. The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement and Annual Report.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” EACH OF THE BOARD OF DIRECTORS’ NOMINEES AND “FOR” PROPOSAL 2. THE PROXIES, IN THEIR DISCRETION, ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

(Continued, and to be signed and dated on reverse side.)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
Address Change/Comments	SOUTH HACKENSACK, NJ 07606-9250
(Mark the corresponding box on the reverse side)

▲  FOLD AND DETACH HERE  ▲

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